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                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

Ogden Corporation:

We consent to the incorporation by reference in this Registration Statement of Ogden Corporation on Form S-8 of our reports dated February 5, 1996 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 106, 112, 115 and 121), appearing in and incorporated by reference in the Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 10, 1997